                                                                   Exhibit 10.16

                               LICENSE AGREEMENT
                               -----------------

          THIS AGREEMENT is entered into and effective as of the 16th day of February, 2001, by and between CytRx Corporation, a Delaware corporation, having a principal office at 154 Technology Parkway, Technology Park/Atlanta, Norcross, Georgia 30092 ("Licensor"), and Ivy Animal Health, Inc., a Delaware corporation, having a principal office at 8857 Bond Street, Overland Park, Kansas 66214 ("Licensee").

          WHEREAS, Licensor is the owner or licensee of, and has the right to grant licenses to, certain existing proprietary know how, technical information and patentable subject matter, including certain patents owned by Emory University ("Emory") and listed on Schedule "A" hereto (the "Licensed Patents"), all generally relating to growth promotion in poultry and swine (collectively the "Technology");

          WHEREAS, Licensee desires an exclusive license to make, have made, develop, use, market and/or sell the methods and compositions covered by the Technology for non-human use;

          NOW THEREFORE, in consideration of the mutual grants and undertakings and other good and valuable consideration, the receipt and sufficiency thereof hereby acknowledged, the parties hereto agree as follows:

          1.  License Grant.  Licensor grants to Licensee a worldwide,
              -------------
irrevocable, exclusive right and license (the "License") to make, have made, develop, use, market, sell, import and/or export the methods and compositions covered by (a) the Licensed Patents; (b) any and all U.S. or foreign patents or applications covering the subject matter of the Technology; (c) any continuation and/or divisional patents or applications of (a) or (b); and (d) any reissues, extensions or reexaminations of (a), (b) or (c) for non-human use and to otherwise use the Technology in conjunction therewith. Licensor shall provide Licensee with the technical information, know how and technical assistance reasonably necessary to allow Licensee to exploit the Technology for non-human use.

      2.  Consideration.
          -------------

          a.  Initial Payment.  Licensee shall pay to Licensor a one-time single
              ---------------
and fixed lump sum initial payment of One Thousand Dollars ($1,000) upon execution of this Agreement in consideration for the License.

          b.  Milestone Payments.  Licensee shall pay to Licensor a one-time
              ------------------
single and fixed lump sum milestone payment of One Hundred Thousand Dollars ($100,000) upon Licensee's obtaining regulatory approval in the United States to market and sell methods or compositions covered by the claims of a Licensed Patents for non-human use. Licensee shall be responsible for obtaining any such regulatory approval, but is not required to seek or obtain any such approval.
No milestone payments shall be due for any non-U.S. approvals.

          c.  Royalty.  Licensee shall pay to Licensor a royalty equal to five
              -------
percent (5 %) of Net Sales of compositions covered by the claims of a Licensed Patent (a "Licensed

Product") in any country in which a Licensed Patent is valid and in force. "Net Sales" shall mean the total gross amount received by Licensee for sales of Licensed Products less (i) trade, quantity and cash discounts actually allowed,
(ii) credits or allowances given for rejection or return of previously sold Licensed Products, billing errors or retroactive price reductions, (iii) sales taxes or other governmental charges levied directly on the sale, transportation or delivery of the Licensed Products and borne by the Licensee, and (iv) transportation and related insurance costs actually invoiced. Licensor shall be solely responsible for payment of any royalty and other amounts due to Emory resulting from Licensee's performance under this Agreement. During the term of this Agreement, Licensee shall be responsible for payment of the royalties owed by CytRx to BASF Corporation ("BASF") under the May 22, 1986 Agreement between CytRx and BASF, as amended by letter agreement dated February 15, 1990 ("the BASF Agreement") resulting from Licensee's performance under this Agreement. Royalties shall be paid during the term of the Agreement on a quarterly basis, on the last day of March, June, September and December of each year. Payment shall be accompanied by a report verifying the amount due. If no sales are made during a quarter, neither the royalty, nor the report, shall be due for that quarter.

          3.  No Development Requirements.  Licensee shall have no obligation to
              ---------------------------
make, have made, develop, use, market, sell, import or export any methods or compositions covered by or relating to the Technology.

          4.  Patent Maintenance.  Licensor shall maintain the Licensed Patents
              ------------------
in full force and effect through the maximum term available for each Licensed Patent. Licensee shall pay to Licensor an annual maintenance fee of One Thousand Dollars ($1,000) to be applied to Licensor's costs in maintaining the Licensed Patents. It is understood that Licensor is obligated to pay any and all fees associated with maintenance of the Licensed Patents in excess of the amount paid to Licensor by Licensee pursuant to this Section 3.

          5.  Improvements. Licensee shall own any improvements or modifications
              ------------
developed by or on behalf of Licensee, relating to the Technology, whether or not patentable.

          6.  Patent Infringement.  In the event that any infringement of the
              -------------------
Licensed Patents or other Technology rights comes to the attention of either party, such party shall promptly notify the other party of the infringement. Licensor shall have the option, but not the obligation, to take steps to abate the infringement by litigation or otherwise at its sole expense. Should Licensor opt not to take, or to cease, any steps to abate such infringement, Licensee shall have the option to take or continue steps to abate such infringement at its sole cost or expense, and Licensor agrees to be added as a legally indispensable party, if necessary. Licensor and Licensee agree to assist the other as reasonably necessary in any steps taken to abate the infringement.

          7.  Indemnity.
              ---------

          a. Licensor hereby releases, indemnifies, and agrees to defend and hold harmless Licensee, its sublicensees, agents, servants, employees, officers, directors, shareholders, and any subsidiary or affiliate of Licensee, from and against any and all actions, claims, liabilities, losses, damages, costs and expenses (including legal fees) of every kind, incident to, arising in connection with, or resulting from any misrepresentation, breach, non-performance or inaccuracy of any representation or warranty made by Licensor in this Agreement.

          b. Licensee hereby releases, indemnifies, and agrees to defend and hold harmless Licensor, its agents, servants, employees, officers, directors, shareholders, and any subsidiary or affiliate of Licensor, from and against any and all actions, claims, liabilities, losses, damages, costs and expenses (including legal fees) of every kind, incident to, arising in connection with, or resulting from, Licensee's negligence in making, developing, using, marketing, selling, importing or exporting compositions covered by the Technology.

          8.  Representation and Warranty.  Licensor represents and warrants
              ---------------------------
that it has the legal power and authority to extend the rights granted to Licensee in this Agreement and that it has not made, and will not make, any commitments to others inconsistent with or in derogation of such rights. Licensor shall be solely responsible for assuring that it has the legal power and authority to extend the license of Emory's interest in the License Patents granted herein throughout the term of this Agreement.

          Licensor further represents and warrants that, to the best of its knowledge, Licensee's making, developing, using, marketing, selling, importing and exporting of any methods and/or compositions covered by the Technology under this Agreement will not infringe any patent, copyright, trade secret, or other rights of any third party, including Emory and BASF. Licensor makes no further warranties as to the fitness of the technology for any particular purpose or use. Licensee agrees to accept the technology on an "as is" basis.

          9.  Term and Termination.
              --------------------

              a. This Agreement shall continue until the expiration date of the last patent of the Licensed Patents to expire.

          b. Either party may terminate this Agreement in the event the other party commits a material breach of any of the provisions of this Agreement and fails to cure such breach within thirty (30) days following receipt of written notice of such breach.

          10.  Notices.  All notices, statements, payments, questions regarding
               -------
billing or otherwise under this Agreement shall be directed to the respective parties at the addresses identified in the first paragraph hereof (or such other address as a party may designate by giving written notice to the other party). Notices shall be deemed delivered when delivered personally or by reputable courier, or when mailed by United States registered or certified mail with return receipt requested.

          11.  Waiver.  No waiver by either party of any non-performance or
               ------
violation by the other party of any covenants, obligations or agreements of such other party hereunder shall be deemed to be a waiver of any subsequent violation or non-performance of the same or any other covenant, agreement or obligation, nor shall forbearance by any party be deemed to be waiver by such party of its rights or remedies with respect to such violation or non-performance.

          12.  Assignability.  This Agreement will inure to the benefit of and
               -------------
be binding upon the parties hereto and their respective successors, assigns and personal representatives. Any successor or assignee of this Agreement shall take said assignment subject to the terms hereof.

          13.  Severability.  Should any provision of this Agreement or the
               ------------
application thereof to any extent be held invalid or unenforceable, the remainder of this Agreement and the application thereof, other than those provisions as to which it shall have been held invalid or unenforceable, shall not be affected thereby and shall continue valid and enforceable to the fullest extent permitted by law.

          14.  Entire Agreement and Modifications.  This Agreement constitutes
               ----------------------------------
the entire agreement between the parties and replaces any prior agreements between them. No modifications or revisions of this Agreement shall have any force and effect unless the same are in writing and executed by the parties hereto.

LICENSOR:                                      LICENSEE:

CYTRX CORPORATION                              IVY ANIMAL HEALTH, INC.

By:  /s/ Jack J. Luchese                       By:  /s/ Richard O. Shuler
   -----------------------                        --------------------------
Name: Jack J. Luchese                          Name:  Richard O. Shuler
      --------------------                           -----------------------
Title: President & CEO                         Title: President & CEO
       -------------------                           -----------------------

                                   SCHEDULE A
                                   ----------


 Country         Patent Number                        Title
--------------------------------------------------------------------------------------------------
United States      5,234,683        METHOD OF STIMULATING THE IMMUNE SYSTEM
--------------------------------------------------------------------------------------------------
Australia          596,986          BIOLOGICALLY-ACTIVE COPOLYMERS
--------------------------------------------------------------------------------------------------
Canada             1,279,822        BIOLOGICALLY ACTIVE COPOLYMERS
--------------------------------------------------------------------------------------------------
Chile              36,564           BIOLOGICALLY ACTIVE COPOLYMERS
--------------------------------------------------------------------------------------------------
China              96,104,742       BIOLOGICALLY ACTIVE COPOLYMERS
--------------------------------------------------------------------------------------------------
Germany            228,448          USE OF BIOLOGICALLY ACTIVE COPOLYMERS FOR THE USE OF
                                    MANUFACTURE OF A MEDICAMENT FOR STIMULATING THE GROWTH OF AN
                                    ANIMAL
--------------------------------------------------------------------------------------------------
EPO                228,448          USE OF BIOLOGICALLY ACTIVE COPOLYMERS FOR THE USE OF
                                    MANUFACTURE OF A MEDICAMENT FOR STIMULATING THE GROWTH OF AN
                                    ANIMAL
--------------------------------------------------------------------------------------------------
Spain              556              BIOLOGICALLY ACTIVE COPOLYMERS
--------------------------------------------------------------------------------------------------
France             228,448          USE OF BIOLOGICALLY ACTIVE COPOLYMERS FOR THE USE OF
                                    MANUFACTURE OF A MEDICAMENT FOR STIMULATING THE GROWTH OF AN
                                    ANIMAL
--------------------------------------------------------------------------------------------------
United Kingdom     228,448          USE OF BIOLOGICALLY ACTIVE COPOLYMERS FOR THE USE OF
                                    MANUFACTURE OF A MEDICAMENT FOR STIMULATING THE GROWTH OF AN
                                    ANIMAL
--------------------------------------------------------------------------------------------------
Mexico             176,179          BIOLOGICALLY ACTIVE COPOLYMERS
--------------------------------------------------------------------------------------------------
Netherlands        228,448          USE OF BIOLOGICALLY ACTIVE COPOLYMERS FOR THE USE OF
                                    MANUFACTURE OF A MEDICAMENT FOR STIMULATING THE GROWTH OF AN
                                    ANIMAL
--------------------------------------------------------------------------------------------------
South Africa       864,556          BIOLOGICALLY ACTIVE COPOLYMERS
--------------------------------------------------------------------------------------------------
United States      5,114,708        BIOLOGICALLY-ACTIVE COPOLYMERS
--------------------------------------------------------------------------------------------------
United States      5,824,322        GROWTH PROMOTING COMPOSITIONS AND METHODS OF USE
--------------------------------------------------------------------------------------------------

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